golubcapital.com Page 1 of 2 Stockholders of Golub Capital BDC 3, Inc. January 17, 2024 Golub Capital BDC 3, Inc. Announces Preliminary Fiscal Year 2024 First Quarter Financial Results Golub Capital BDC 3, Inc., a business development company, today announced estimated financial results for its first fiscal quarter ended December 31, 2023. Except where the context suggests otherwise, the terms “GBDC 3”, “we,” “us,” “our,” and “Company” refer to Golub Capital BDC 3, Inc. and its consolidated subsidiaries. “GC Advisors” refers to GC Advisors LLC, our investment adviser. Set forth in the table below are certain preliminary estimates of our financial condition and results of operations for the three months ended December 31, 2023. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company’s financial results for the three months ended December 31, 2023. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended December 31, 2023 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto. PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS (In thousands, expect per share data) Estimated Ranges for the three months ended December 31, 2023 Net Investment Income Per Share Net investment income per share $ 0.56 $ 0.58 Accrual (reversal) for capital gain incentive fee per share — — Net investment income before accrual (reversal) for capital gain incentive fee per share1 0.56 0.58 Net realized/unrealized gain/(loss) per share Net realized/unrealized gain/(loss) per share (0.05) (0.03) Earnings/(loss) per share Earnings per share 0.51 0.55 Return on Equity Net investment income return on equity2 15.3% 15.8 % Return on equity3 13.9% 14.9 % Based on the estimated range of earnings per share in the table above, the Company is estimating a net asset value per share between 14.68 and 14.72 as of December 31, 2023, as shown below:

golubcapital.com Page 2 of 2 Net Asset Value Per Share Actual net asset value per share, September 30, 2023 $ 15.00 $ 15.00 Estimated Earnings per share for the three months ended December 31, 0.51 0.55 Distributions declared during the three months ended December 31, 2023 (0.84) (0.84) Other activity4 0.01 0.01 Estimated net asset value per share, December 31, 2023 $ 14.68 $ 14.72 Other First Fiscal Quarter 2024 Preliminary Estimates • The Company estimates that our GAAP debt-to-equity ratio remained stable at 0.89x as of December 31, 2023. • The Company estimates that the number of non-accrual investments remained at two investments as of December 31, 2023. Additionally, as of December 31, 2023, the Company estimates that non-accrual investments as a percentage of total investments at fair value approximated 0.1% and that non-accrual investments as a percentage of total investments at cost approximated 0.2%. 1 As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2023 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. 2 Net investment income return on equity is calculated as (1) (a) the net investment income per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. 3 Return on equity is calculated as (1) (a) the earnings/(loss) per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. 4 The amount shown in this caption includes the adjustments for different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding at the end of the period. FORWARD-LOOKING STATEMENTS This stockholder letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward- looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC 3, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.